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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A
                                (Amendment No. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          CARDIAC PATHWAYS CORPORATION
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             (Exact name of Registrant as specified in its charter)

               Delaware                                        77-0278793
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(State of incorporation or organization)                 (IRS Employer I.D. No.)



                 995 Benecia Avenue, Sunnyvale, California 94086

                    (Address of principal executive offices)



        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

        Securities to be registered pursuant to Section 12(b) of the Act:


                                      None
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                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:


                         Preferred Share Purchase Rights
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ITEM 1.        DESCRIPTION OF SECURITIES TO BE REGISTERED.

               Effective July 23, 1999, Cardiac Pathways Corporation amended the Preferred Shares Rights Agreement, dated as of April 22, 1997, between Cardiac Pathways Corporation and Norwest Bank Minnesota, N.A., as Rights Agent.

               The amendment of the Preferred Shares Rights Agreement rendered the Preferred Shares Rights Agreement inapplicable to securities issued or issuable pursuant to the Series B Convertible Preferred Stock Purchase Agreement and related documents.

ITEM 2.        EXHIBITS

        4.2 Amendment to the Cardiac Pathways Corporation Preferred Shares Rights Agreement, dated as of July 23, 1999, between Cardiac Pathways Corporation and Norwest Bank Minnesota, N.A. as Rights Agent.













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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



        Date:  June 29, 2001          CARDIAC PATHWAYS CORPORATION



                                      By:  /s/ THOMAS M. PRESCOTT
                                          --------------------------------------
                                           Thomas M. Prescott
                                           President and Chief Executive Officer













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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  4.2       Amendment to the Cardiac Pathways Corporation Preferred Shares
            Rights Agreement, dated as of July 23, 1999, between Cardiac
            Pathways Corporation and Norwest Bank Minnesota, N.A. as Rights
            Agent.